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                                                                    EXHIBIT 10.6


                            DISTRIBUTION AGREEMENT
                            ----------------------

THE DISTRIBUTION AGREEMENT is entered into this 22 day of August 1995 by and between BRILLIANT INTERACTIVE IDEAS PTY LTD an Australian Company (BII) and PACKARD BELL ELECTRONICS INC a California company (PB). This Agreement incorporates all relevant terms and conditions of the previous Agreement executed between BII and PB and supersedes the pervious Agreement executed between BII and PB. Upon the execution of this agreement the previous agreement becomes null and void

WHEREAS PB is in the business of distributing computer hardware and software in the USA and around the world and has established a software publishing business. BII is in the business of developing interactive multimedia software products. PB is desirous of having BII develop various software products for publishing and distribution.

NOW THEREFORE THE PARTIES do agree as follows:

1.   (i)    BII have previously developed six interactive children's story books for PB as detailed in Attachment A hereinafter referred to as the Current Titles;

1.   (ii)   BII shall develop an additional three interactive children's story books for PB as detailed in Attachment A hereinafter referred to as the Future Titles;

1.   (iii)  The Current Titles and Future Titles are hereinafter referred to collectively as the Product;

2. The Products shall consist of storybooks in a multimedia format, incorporating sound, animation, hotspots, 10 - 25 pages each, with music and activties.

3.   (i)    The Current Titles have been delivered in object code in a form compatible with IBM PC running under Windows, as well as Macintosh from Apple computer, and shall be reasonably fit for the purposes intended, and have been accepted by PB;

3.   (ii)   The Future Titles shall be delivered in object code in a form compatible with IBM PC running under Windows, as well as Macintosh from Apple computer, and shall be reasonably fit for the purposes intended.

4. BII grants to PB the right to publish, reproduce, sub - license, distribute and display the Products in North America, Israel and South Africa. PB shall not be entitled to make any alterations to the object code of the Products without the written consent of BII.

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5.          The rights to publish as granted above in 4 are the exclusive retail rights and shall not conflict with any other rights granted by BII to other publishers in other territories.

6.   (i)    PB shall pay to BII the following royalties for each Future Title shipped:

            For the first CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units shipped of each Future Title USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

            For the next CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units shipped of each Future Title USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

            For the next CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units shipped of each Future Title USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

            For all Future Titles shipped to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and or CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION the royalty payable to BI shall be USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per unit.

            Until total royalties of USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION have been paid to BII for each Future Title, then the royalty for all Future Title units shipped shall be USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per unit;

            The royalty as stated above is based on a wholesale price of the Future Title not exceeding USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per title;

6.   (ii)   PB shall pay to BII the following royalties for each Current Title shipped:

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            USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
            SECURITIES AND EXCHANGE COMMISSION per unit shipped except for units shipped to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and or CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, where the royalty payable to BII shall be USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per unit shipped;

7.   (i)    PB have paid to BII a sum of USD CONFIDENTIAL INFORMATION OMITTED
            AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION being a non - refundable development advance which is to be recouped against payments due to BII for units shipped of the Current Titles under clause 6(ii) above.

7.   (ii)   PB shall pay to BII a sum of USD CONFIDENTIAL INFORMATION OMITTED
            AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION being a non - refundable research and development payment. This research and development payment is payable as follows:-

            CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on the execution of this Agreement

            CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on the delivery of the gold masters of the Future Titles

8. PB guarantees to release the Future Titles to retailers no later than 31 JANUARY 199__ (the Retail Marketing Date) subject to the Products being delivered on time. Any delay in receipt of the Future Titles shall automatically result in a corresponding delay in the Retail Marketing Date, subject to any force majeure.

9. In consideration of the above BII further grants to PB the bundle rights (Bundle Rights) to two (2) of the Current Titles and one (1) of the Future Titles for all territories in the world where Packard Bell personal computers are sold. These rights are independent of the other rights as granted above.

10. The Bundle Rights granted above shall entitle PB to incorporate the Current Titles and Future Titles onto any Packard Bell personal computer within the Microsoft Windows operating environment in unlimited quantities for a period of

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     12 months from the date that the first bundle Product is shipped provided that:

            PB shall not bundle more that 2 of the 3 selected Products on any one machine and PB shall include a brochure for the other Products, in each personal computer that PB bundles the Products in

     AND

            PB shall have paid to BII or have committed to pay to BII in writing within 30 days, at the agreed royalty rates under clause 6(i), royalties on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of each Future Title (cross collateralized) prior to being able to exercise the Bundle Rights.

11.  Left Blank.

12.  Left Blank

13.  Left Blank

14. BII shall deliver the Future Titles to PB no later than the 30 September 1995. Any delay in the delivery date of the Final Titles shall cause a corresponding delay in the Retail Marketing Date. In the event that PB requests any changes to the Products, then these shall be at the expense of PB and shall be treated as a further advance against royalties and shall be recoupable against Products shipped.

15. PB shall use it's best endeavors to promote and expand the sale of the Products in all parts of North America, Israel and South Africa and in all sectors of the market on the maximum possible scale by all reasonable means.

16. PB shall keep full and accurate records regarding the production, sale, shipping and distribution of the Products and the licensing of the Kidstory name and shall upon 7 days notice from BII allow BII or it's agent to inspect all of these records and other related documents during normal working hours.

17. BII may terminate this Agreement immediately upon giving written notice to PB if:

     a. PB fails to make any payment when due or otherwise breaches this Agreement and has not rectified such breach within 14 days of notice from BII; or

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            b.   PB dissolves, liquidates or if bankruptcy, insolvency, winding up or reorganization procedures are commenced by PB or are brought against PB.

18.         If this Agreement is terminated for any reason, PB shall:

            a.   immediately return all masters of the Products to BII; and

            b. have the right to sell it's existing stocks of the Products subject to payment to BII of all royalties due under his agreement.

19. BII shall be responsible for any and all other royalties due on the Products to third parties including music royalties, animation royalties and licensing royalties.

20. BII provides no warranty as to names being used including the name Kidstory and Brilliant Interactive Ideas in the territories in which Packard Bell distributes. In the event a name change is needed for legal reasons then the parties shall consult as to the new name and BII shall make the necessary changes with the cost of any requisite name changes being split evenly and any moneys paid by PB shall be treated as an advance against retail sales royalties.

21. The name Kidstory or any other agreed to name is the property of BII and PB shall have no claim to this or any other name being used. BII agrees to license the name Kidstory to PB for use with other products that PB distributes. PB shall pay to BII a license fee for the use of the Kidstory name equal to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the net revenue (gross revenue less returns) received by PB for all products not developed by BII that PB publishes and distributes under the Kidstory name.

            BII retains any and all of the copyrights contained in the Products and PB shall have no rights in the copyrights or other intellectual rights contained in the Products. All Products shipped whether in a retail or bundled version shall reflect the appropriate copyrights which shall be provided to PB simultaneously with the masters. Any press release or advertisement for the Products shall reference BII as the developer and shall contain the appropriate copyright notices as provided.

22. All payments due under clauses 6 and 21 of this agreement shall be paid to BII by PB on a monthly basis within 45 days from the end of the month.

22. BII shall be liable to PB as expressly provided in this Agreement, but shall have no other obligation, duty, or liability whatsoever in contract, tort or otherwise to PB provided that nothing in this Agreement shall exclude or restrict any liability on the part of BII where and to the extent that applicable law forbids exclusion or restriction of that liability on it's part.

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23.  BII shall not be liable in any way whatsoever to PB or any person for any special, indirect or consequential Ion or damage whatsoever (including but not limited to loss of profit, business, revenue, goodwill, loss of data or anticipated savings).

24. Each party shall fully indemnify the other against all losses, costs, charges and expenses arising from or incurred by reason of any claim made against it arising from any use whatsoever by it of the Products.

25. Each party shall treat as confidential all information of a confidential nature of the other party which comes into it's possession under this Agreement.

26. The term of this Agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date of signing of this Agreement at which time all rights shall revert back to BIT.

27.  This Agreement shall be governed by the laws of the State of California.

By their signatures below the parties agree to be bound by the terms of this Agreement.



Packard Bell Electronics Inc                Brilliant Interactive Ideas Pty Ltd



By: /s/                                     By: /s/ Mark Miller
   _____________________________               _________________________________

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                                 Attachment A
                                 ------------
THE CURRENT TITLES ARE:

     1.  The Yukadoos

     2.  The Little Engine

     3.  The Wrong - Way - Around - World

     4.  The Friends of Emily Culpepper

     5.  Milly Fitzwilly's Mousecatcher

     6.  The Pirate Who Wouldn't Wash


THE FUTURE TITLES ARE:

     1.  There's A Dinosaur in the Garden

     2.  Caitlins Crazy Contraptions

     3.  Monster on the Loose